Exhibit P(viii)


                      Deutsche Asset Management (Japan) Limited

                                 Code of Ethics


1.1 Purpose

This Code of Ethics has been adopted by Deutsche Asset Management (Japan) Limited ("DeAMJ") in accordance with Rule 17j - l(c) under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Rule 17j-l under the Investment Company Act generally prescribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Investment Company Act and Rule 17j-l designed to give effect to the general prohibitions set forth in Rule 17j-l (b) as follows:

It shall be unlawful for any affiliated person of or principal underwriter for a registered Investment Company, or any affiliated person of an investment adviser of or principal underwriter for a registered Investment Company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered Investment Company:-

(a) To employ any device, scheme or artifice to defraud such registered Investment Company;

(b) To make to such registered Investment Company any untrue statement of a material fact or omit to state to such registered Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered Investment Company; or

(d) To engage in any manipulative practice with respect to such registered Investment Company.


1.2 Definitions

(a) "Adviser" means Deutsche Asset Management (Japan) Limited.

(b) "Investment Company" means a company registered as such under the Investment Company Act or any series thereof for which the Adviser is the investment adviser. e.g. The Japan Fund, Inc.

(c) "Access person" means any director, officer, general partner or Advisory person as well as all individuals who manage or deal on behalf of an Investment Company e.g. The Japan Fund, Inc.

(d) "Advisory person" means (i) any employee of the Adviser or any company in a control relationship to the Adviser, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a security.


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(e) A security is "being  considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers make such a recommendation.

(f) "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access person has or acquires.

(g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

(h) "Disinterested director" means a director of an Investment Company who is not an "interested person" of an Investment Company within the meaning of
Section 2(a)(19) of the Investment Company Act.

(i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

(j) "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by Access persons.

(k) "Securities" means equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but do not include:

(i) Shares of registered open-end mutual funds or units of Japanese investment trusts (unless otherwise directed by Compliance);
(ii) Direct obligations of the United States government or the Japanese government; or
(iii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.



1.3 Exempted Transactions

The Prohibitions of Section 1.4 of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the Access person has no direct or indirect influence or control.

(b) Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company.

(c) Purchases or sales which are non-volitional on the part of the Access person

(d) Purchases which are part of an automatic dividend reinvestment plan.

(e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(f) Purchases or sales which receive the prior approval of the Review Officer because they are only remotely potentially harmful to an Investment Company as they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Investment Company.

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1.4 Prohibited Purchases & Sales

(a) No Access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction would acquire, any direct or indirect Beneficial Interest and which to his or her actual knowledge at the time of such purchase or sale:

     (i) is being considered for purchase or sale by an Investment Company; or

     (ii) is being purchased or sold by an Investment Company.

(b) No Access person shall reveal to any other person (except in the normal course of his or her duties on behalf of an Investment Company) any information regarding securities transactions by an Investment Company or consideration by an Investment Company or the Adviser or any such securities transaction.

(c) No Access person shall recommend any securities transaction by an Investment Company without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities or such issuer (ii) any contemplated transaction by such person in such securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Investment Company or on the market for such securities, such Access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.


1.5 Personal Investment Restrictions

It is the policy of DeAMJ that its clients' interests come first in relation to all investment decisions, thereby requiring all employees affiliated with the management and operations of its clients' assets to adhere to the procedures stated below, regarding trading in their personal accounts.

(a) DeAMJ Compliance Manual staff dealing rules

All members of staff are subject to the DeAMJ Compliance Manual staff dealing rules. The following procedures are either additional requirements necessary because of the extra territorial requirements of US regulation or reminders of points especially pertinent to DeAMJ.

(b) Disclosure Of Holdings

All Access persons must disclose, all personal securities holdings upon commencement of employment or upon becoming an Access person and thereafter on an annual basis.

Shares received on a pro rata basis to existing holdings and/or received in lieu of dividends must be notified to DeAMJ Compliance.

DeAMJ Compliance must be notified immediately a shareholding interest in any company (public, limited and non-trading) reaches 3% of the issued share capital.

(c) Approvals

All personal securities transactions must be undertaken only with the approval of an officer duly authorised to give such approval by the Adviser.

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(d) Connected Persons

Restrictions on personal investment apply not only to all members of staff but also to "connected persons", as defined in the DeAMJ Compliance Manual staff dealing rules.

(e) Client-Order Priority

All staff are prohibited from executing security transactions in which any client orders are placed in those securities, until the clients' orders have either been executed or cancelled.

(f) Blackout Periods

  (i) All portfolio managers are prohibited from placing any trade for a personal account in a security within seven calendar days, either before or after, he / she has placed a trade in that security for his / her client accounts Any such cases must be examined by the DeAMJ Compliance Officer or designated alternate.

  (ii) Real time users of "GERP" are prohibited from placing any trade for a Personal Account in a security within seven calendar days, either before or after, the same security (a) is upgraded or downgraded; (b) is added to/deleted from the "Model" Portfolio; or (c) has research coverage initiated.

   GERP (Global Equity Research Platform) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio
   Selection  Teams,  Local  Research  Teams and  Small  Cap Teams to  Portfolio
   Managers, who will use GERP for investment recommendations and portfolio construction for clients.

(iii) Where the security is a large cap stock (e.g. Sony), it would be within the remit of the DeAMJ CIO (or alternate) to grant an exemption from this Blackout Periods rule, if the DeAMJ CIO is satisfied that there are no open orders or prejudice to DeAMJ's clients.

(g) Short-Term Trading

All staff should refrain from short-term trading activity, which is strongly discouraged for all personnel of the Deutsche Asset Management Group. Unless specific exemption has been granted prior to dealing (such exemption will only be granted on a case-by-case basis by DeAMJ Compliance personnel) the individual will be required to disgorge short-term trading profits for securities held for less than 30 calender days. (If the individual is a statutory director or a person registered with the Japanese authorities as an important employee, the minimum holding period is 6 months.) The method of disgorgement will be determined by a Committee to be organised by the Directors of the Adviser.

(h) Initial Public Offerings

Staff are not permitted to participate in Initial Public Offerings distributed in the United States of America. Pre-clearance must be obtained for Limited offerings (private placement) in the United States.

(i) Other Public Offers For Sale Outside The United States

Staff are permitted to apply for such public new issues and offers for sale, subject to the DeAMJ Compliance Manual staff dealing rules and to all the disclosure, approval, short-term trading and customer-order priority prohibitions outlined above. Multiple applications are not permitted.

(j) Gifts

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Any staff receiving gifts with a value of more than 20,000 yen or entertainment, other than normal business lunches and dinners must report these to DeAMJ Compliance. No cash or cash equivalent gift may be offered or accepted.

(k) Outside Interests

Any Director or member of staff wishing to accept an outside directorship or assume an outside business interest is subject to the requirements of the Compliance Manual.

In particular, any interest involving investments or giving advice on investments (for example, being a member of the finance committee of a charity or trust) must not only have prior approval but this must be renewed thereafter on an annual basis.

(l) Contributions To Political Campaigns

DeAMJ directors and staff are not permitted to make contributions to the political campaigns of its clients, prospective clients or their officers and employees. All requests for such contributions must be reported to DeAMJ Compliance.

(m) Reporting

The Access persons (including connected parties) who are required to make reports hereunder are as follows:

   (i) Advisory Persons, Directors and Officers of DeAMJ

   (ii) All individuals who manage or deal on behalf of Investment Companies e.g. the Japan Fund, Inc.

   (iii) GERP real-time users

Every Access person shall report to DeAMJ Compliance the information described below with respect to transactions in any security in which such Access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

Notwithstanding the foregoing, an Access person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.d). A disinterested director of an Investment Company need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Investment Company, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold by the Investment Company or was being considered by the Investment
Company  or its  investment  adviser  for  purchase  or sale  by the  Investment
Company.

Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

   (i) The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each security involved;

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   (ii) The nature of the transaction (i.e. purchase,  sale or any other type of acquisition or disposition);

   (iii) The price at which the transaction was effected; and,

   (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

   (v) Date of report

   (vi) Information regarding securities accounts established during the period (Rule 17j-1 (d)(i) (ii) (B))

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

Each individual will also, upon request by DeAMJ Compliance, be required to supply a list of their personal holdings at the time they are notified they are an Access person and again on an annual basis.

(n) Misuse of non-public Information

DeAMJ and persons associated with DeAMJ (such as all employees and affiliates) are prohibited from misusing material, non-public information. Staff are subject to policy and procedures described in the DeAMJ's Compliance Manual to prevent misusing material, non-public information.

(o) Confidentiality

Our obligation as fiduciaries to act at all times in our clients' best interests requires that we share information concerning our clients, -- including particularly information concerning their identities, holdings and account transactions - with those outside the Firm only on a "need to know" basis. Accordingly, no member of the organization may discuss with, or otherwise inform others of, the identity of any client, or any actual or contemplated transaction for the account of a client, except in the performance of employment duties or in an official capacity and then only for the benefit of the client, and in no event for a direct or indirect personal benefit.


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 2 Sanctions

 Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the Investment Company with respect to which the violation occurred.


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